EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors

Tetra Holding (US), Inc.:

We have audited the accompanying consolidated balance sheet of Tetra Holding (US), Inc. and subsidiary (the Company) as of December 31, 2004 and the related consolidated statements of income, changes in stockholder’s equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tetra Holding (US), Inc. and subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 4, 2005, except as to note 16,

        which is as of April 29, 2005

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2004	March 31, 2005
		(Unaudited)
Assets
Current assets:
Cash	$1,086,548	3,027,622
Trade accounts receivable, less allowance for doubtful accounts of $333,651 in 2004 and $333,544 in 2005	8,612,819	11,057,829
Due from affiliates	927,334	982,643
Other receivables	32,339	100,112
Inventories	13,414,406	14,413,119
Prepaid expenses	196,797	303,681
Deferred income taxes	312,509	312,509

Total current assets	24,582,752	30,197,515

Property, plant, and equipment, net	10,908,632	10,641,076
Goodwill	22,101,635	22,101,635
Intangible assets, net of accumulated amortization of $368,112 in 2004 and $412,841 in 2005	9,141,888	9,097,159
Debt issuance costs, net of accumulated amortization of $35,747 in 2004 and $64,994 in 2005	783,182	753,935
Fair value of derivative	225,269	316,395

	$67,743,358	73,107,715

Liabilities and Stockholder’s Equity

Current liabilities:
Current installments of long-term debt	$3,574,060	3,574,060
Accounts payable	3,237,706	3,860,243
Accrued expenses and other	1,909,836	1,859,152
Due to affiliates	1,341,607	3,562,563
Income taxes payable	68,474	797,517

Total current liabilities	10,131,683	13,653,535

Long-term debt, excluding current installments	28,228,900	28,228,900
Deferred income taxes	4,869,880	4,904,508
Accrued pension and other postretirement benefits	2,230,690	2,512,708

Total liabilities	45,461,153	49,299,651

Stockholder’s equity:
Common stock of $0.01 par value. Authorized, issued and outstanding 1,000 shares	10	10
Additional paid-in capital	16,700,000	16,700,000
Retained earnings	5,600,396	7,069,757
Accumulated other comprehensive income (loss)	(18,201)	38,297

Total stockholder’s equity	22,282,205	23,808,064

	$67,743,358	73,107,715

See accompanying notes to consolidated financial statements.

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Consolidated Statements of Income

	Year ended December 31, 2004	Three months ended March 31,
		2005	2004
		(Unaudited)
Net sales	$99,607,933	25,077,702	24,955,591
Cost of goods sold	64,077,922	15,812,983	16,048,492

Gross profit	35,530,011	9,264,719	8,907,099

Selling, general, and administrative expenses	27,409,265	6,368,022	6,296,364

Income from operations	8,120,746	2,896,697	2,610,735

Other income (expense):
Interest expense	(1,751,749)	(412,028)	(471,218)
Loss on refinancing of long-term debt	(1,063,163)	—	—
Other, net	(33,763)	(94,415)	4,384

Other expense, net	(2,848,675)	(506,443)	(466,834)

Income before income tax expense	5,272,071	2,390,254	2,143,901

Income tax expense	2,031,171	920,893	825,402

Net income	$3,240,900	1,469,361	1,318,499

Net income per share – basic and diluted	$3,241	1,469	1,318

See accompanying notes to consolidated financial statements.

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Consolidated Statements of Changes in Stockholder’s Equity

and Comprehensive Income

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholder’s equity
Balance, December 31, 2003	$10	16,700,000	2,359,496	(142,463)	18,917,043

Comprehensive income:
Net income	—	—	3,240,900	—	3,240,900
Net unrealized gain on fair value of derivative, net of deferred income taxes of $(137,592)	—	—	—	224,493	224,493
Increase in minimum pension liability, net of deferred income taxes of $61,432	—	—	—	(100,231)	(100,231)

Total comprehensive income					3,365,162

Balance, December 31, 2004	10	16,700,000	5,600,396	(18,201)	22,282,205

Comprehensive income:
Net income (unaudited)	—	—	1,469,361	—	1,469,361
Net unrealized gain on fair value of derivative, net of deferred income taxes of $(34,628) (unaudited)	—	—	—	56,498	56,498

Total comprehensive income (unaudited)					1,525,859

Balance, March 31, 2005 (unaudited)	$10	16,700,000	7,069,757	38,297	23,808,064

See accompanying notes to consolidated financial statements.

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Year ended December 31, 2004	Three months ended March 31,
		2005	2004
		(Unaudited)
Cash flows from operating activities:
Net income	$3,240,900	1,469,361	1,318,499
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(19,670)	—	54,430
Depreciation of property, plant, and equipment	1,284,973	299,451	294,581
Amortization of intangible assets	178,914	44,729	44,729
Amortization of debt issuance costs	161,522	29,247	45,279
Loss on disposal of property and equipment	107,383	—	—
Loss on refinancing of long-term debt	1,063,163	—	—
Deferred income taxes	343,720	—	—
Net (increase) decrease in:
Trade accounts receivable, net	(995,340)	(2,445,010)	(3,090,086)
Due from affiliates	128,039	(55,309)	(456,611)
Other receivables	34,059	(67,773)	14,261
Inventories	547,922	(998,713)	68,556
Prepaid expenses	(4,227)	(106,884)	(63,468)
Net increase (decrease) in:
Accounts payable	(127,561)	622,537	289,730
Income taxes payable	(171,543)	729,043	647,341
Accrued pension and other postretirement benefits	254,033	282,018	268,389
Due to affiliates	(1,432,293)	2,220,956	683,293
Accrued expenses and other	3,085	(50,684)	(94,350)

Net cash provided by operating activities	4,597,079	1,972,969	24,573

Cash flows from investing activities:
Capital expenditures	(900,616)	(31,895)	(67,172)

Net cash used in investing activities	(900,616)	(31,895)	(67,172)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	34,300,000	—	—
Repayments on long-term debt	(35,878,121)	—	—
Repayments on revolving credit facility	(2,500,000)	—	—
Debt issuance costs	(818,929)	—	—

Net cash used in financing activities	(4,897,050)	—	—

Net increase (decrease) in cash	(1,200,587)	1,941,074	(42,599)

Cash, beginning of period	2,287,135	1,086,548	2,287,135

Cash, end of period	$1,086,548	3,027,622	2,244,536

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Year ended December 31, 2004	Three months ended March 31,
		2005	2004
		(Unaudited)
Supplemental disclosures of cash flows information:
Cash paid for:
Interest	$1,590,229	382,660	21,613
Income taxes	1,858,994	191,850	179,500
Noncash transactions:
Net unrealized gain (loss) on fair value of derivative, net of deferred income taxes	224,493	56,498	(261,744)
Increase in minimum pension liability, net of deferred income taxes	100,231	—	—
Purchases of property, plant, and equipment included in accounts payable.	140,094	—	—

See accompanying notes to consolidated financial statements.

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(1)	Nature of Business and Summary of Significant Accounting Policies

(a)	Formation of the Company and Description of Business

Prior to December 17, 2002, Tetra GmbH and its affiliates existed as an operating division of Pfizer, Inc. (the Seller). Effective December 17, 2002, Tetra HoldCo GmbH and Co. KG (the Parent) and certain affiliated companies, including Tetra Holding (US), Inc. (Tetra), were established as separate legal entities to receive the assets and stock of Tetra GmbH and its affiliates from the Seller pursuant to a Stock and Asset Purchase Agreement (the Agreement) (see note 5). Tetra is a Delaware Corporation and is a wholly owned subsidiary of the Parent headquartered in Melle, Germany.

Tetra and its wholly owned subsidiary, Willinger Brothers, Inc. (collectively “the Company”) manufactures, markets, sells and distributes a comprehensive range of food for ornamental fish and reptiles as well as equipment and accessories for aquariums, ponds and terrariums. The raw materials for its products are readily available and the Company is not dependent on a single supplier or only a few suppliers for its raw materials. The Company’s operations are primarily located in Virginia, and the Company sells its products to retailers throughout the United States and internationally.

(b)	Unaudited Interim Results

The accompanying consolidated balance sheet as of March 31, 2005 and the consolidated statements of income and cash flows for the three months ended March 31, 2005 and 2004 and the consolidated statement of stockholder’s equity and comprehensive income for the three-month period ended March 31, 2005 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position as of March 31, 2005 and the consolidated results of operations and cash flows for the three months ended March 31, 2005 and 2004 have been made. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or eliminated. The consolidated results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005 or for any other interim period.

(c)	Principles of Consolidation

The consolidated financial statements include the financial statements of Tetra Holding (US), Inc. and Willinger Brothers, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(d)	Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2004 and March 31, 2005.

(e)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

The allowance for sales returns is the Company’s best estimate of probable merchandise returns and is based on historical experience.

(f)	Inventories

Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant, and equipment is computed using the straight-line method over the estimated useful lives of the assets. The costs of significant renewals and betterments are capitalized, while the costs of maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to expense as incurred. The cost and accumulated depreciation of property, plant and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.

(h)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company applies the provisions of Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets. Pursuant to SFAS 142, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(i)	Debt Issuance Costs

Debt issuance costs are deferred and amortized to interest expense on a straight-line basis over the life of the related debt. In connection with the refinancing of the Company’s long-term debt, debt issuance costs of $1,063,163 were written off during the year ended December 31, 2004 (see note 6).

(j)	Derivative Financial Instruments and Hedging Activities

The Company uses an interest rate swap agreement to limit exposure to rising interest rates on its variable rate debt. Interest rate differentials to be paid or received as a result of the swap agreement are accrued and recognized as an adjustment of interest expense related to the associated debt. The Company does not enter into derivative instruments for any purpose other than cash flow hedging purposes. Specifically, the Company does not speculate using derivative instruments.

The Company applies the provisions of SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133. SFAS Nos. 133 and 138 require that all derivative instruments be recorded on the consolidated balance sheets at their respective fair values.

Derivatives are recognized on the consolidated balance sheets at their fair value. On the effective date of the derivative contract, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), or a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The Company has only entered into cash flow hedge agreements. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash flow hedge are recorded in accumulated other comprehensive loss, until earnings are affected by the variability in cash flows of the designated hedged item.

(k)	Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, based on shipping terms. Net sales to domestic customers as a percentage of total net sales were approximately 90%, 97% and 96%, respectively, for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(l)	Shipping and Handling Costs

Shipping and handling costs include the costs incurred to physically move finished goods from the Company’s storage facilities to the customers designated location and the costs to store, move, and prepare the finished goods for shipment. All amounts billed to a customer in a sale transaction related to shipping and handling are classified as sales revenue, and shipping and handling costs are included in cost of goods sold on the accompanying consolidated statements of income.

(m)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Research and Development and Advertising Costs

Research and development costs are generally expensed as incurred. Research and development costs, which are included in selling, general, and administrative expenses, totaled approximately $1,897,000, $484,300 and $419,500 for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, respectively. Advertising costs are also included in selling, general, and administrative expenses and amounted to approximately $2,414,000, $520,700 and $493,000 for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, respectively.

(o)	Impairment or Disposal of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(p)	Fair Value of Financial Instruments

At December 31, 2004 and March 31, 2005, the carrying amounts of the Company’s financial instruments, including cash, trade accounts receivable, other receivables, accounts payable and accrued expenses approximated their fair values. Management believes that the estimated fair value of the Company’s revolving credit facility and long-term debt approximated its carrying value at December 31, 2004 and March 31, 2005. Fair value is determined based on expected future cash flows, discounted at market interest rates, and other appropriate valuation methodologies.

(q)	Pension and Other Postretirement Plans

The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s compensation during the five years before retirement. Benefits under the plan are payable after five years of service. The cost of this program is being funded currently.

The Company also sponsors a defined benefit health care plan for substantially all retirees and employees. The Company measures the costs of its obligation based on its best estimate. The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.

(r)	Net Income Per Share

Basic net income per share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the Company. There were no dilutive securities or contracts outstanding during the year ended December 31, 2004 or the three-month periods ended March 31, 2005 and 2004.

(s)	Commitments and Contingencies

Liabilities for loss contingencies arising from product warranties and defects, claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(t)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(2)	Allowance for Doubtful Accounts for Trade Accounts Receivable

A summary of changes in the allowance for doubtful accounts for trade accounts receivable follows:

	December 31, 2004	March 31, 2005
Balance at beginning of period	$400,000	333,651
Provision for bad debts	(19,670)	—
Losses charged to allowance	(46,679)	(107)

Balance at end of period	$333,651	333,544

(3)	Inventories

Inventories at December 31, 2004 and March 31, 2005 consist of the following:

	December 31, 2004	March 31, 2005
Raw materials and supplies	$2,482,235	2,602,580
Work in progress	239,967	229,583
Finished goods	10,692,204	11,580,955

	$13,414,406	14,413,119

(4)	Property, Plant, and Equipment, Net

Property, plant, and equipment, net at December 31, 2004 and March 31, 2005 consists of the following:

	December 31, 2004	March 31, 2005	Estimated useful life
Land and improvements	$560,000	560,000	30 years
Buildings and improvements	6,176,060	6,176,060	10 – 30 years
Machinery and equipment	5,554,242	5,554,242	3 – 15 years
Furniture and fixtures	1,513,245	1,513,245	3 – 10 years
Construction in progress	261,957	293,852	—

Total property, plant, and equipment	14,065,504	14,097,399

Less accumulated depreciation	3,156,872	3,456,323

Property, plant, and equipment, net	$10,908,632	10,641,076

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(5)	Goodwill and Other Intangible Assets

Acquired Intangible Assets

	December 31, 2004
	Gross carrying amount	Weighted average amortization period	Accumulated amortization
Trademarks	$7,900,000	—	$—
Patents	1,610,000	9	368,112

Total	$9,510,000		$368,112

	March 31, 2005
	Gross carrying amount	Weighted average amortization period	Accumulated amortization
Trademarks	$7,900,000	—	$—
Patents	1,610,000	9	412,841

Total	$9,510,000		$412,841

Aggregate amortization expense for amortizing intangible assets was $178,914 for the year ended December 31, 2004 and $44,729 for each of the three-month periods ended March 31, 2005 and 2004. Estimated amortization expense for the next five years is: $178,914 in 2005, $178,435 in 2006, $166,414 in 2007, $165,583 in 2008, and $144,747 in 2009.

Goodwill

Goodwill was $22,101,635 at December 31, 2004 and March 31, 2005. The Company is required to test goodwill for impairment annually, in accordance with the provisions of Statement 142. The results of this analysis did not require the Company to recognize an impairment loss in 2004.

(6)	Product Warranties

The Company generally warrants its products against certain manufacturing and other defects in material and workmanship. These product warranties are provided for specific periods of time and are applicable assuming the product has not been subjected to misuse, improper installation, negligence or shipping damage. Product warranty costs are based primarily on historical experience of actual warranty claims as

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

well as current information on repair costs. Warranty claims expense, which approximated warranty claims paid, for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004 totaled approximately $59,000, $8,700 and $11,000, respectively. As of December 31, 2004 and March 31, 2005, the Company did not have an accrual for estimated product warranty claims.

(7)	Long-Term Debt

Long-term debt at December 31, 2004 and March 31, 2005 consists of the following:

	December 31, 2004	March 31, 2005
2004 Senior Term Loan A Facility payable in semiannual principal installments in June and December ranging from $1,557,220 to $2,123,170 with final maturity in June 2011	$31,802,960	31,802,960

Total long-term debt	31,802,960	31,802,960

Less current installments	3,574,060	3,574,060

Long-term debt, excluding current installments	$28,228,900	28,228,900

The Company has a Credit Facilities Agreement (Credit Agreement) with a European financial institution. The Credit Agreement includes a revolving credit facility and term loan. Effective September 10, 2004, the Company refinanced the 2002 term loans with the same financial institution and issued a single term loan with an original principal balance of $34,300,000. The proceeds were used to repay the outstanding obligations under the previous term loans and the outstanding balance due to an affiliate of the Company. In conjunction with the refinancing, the Company recognized a loss on the refinancing as a result of the write off of $1,063,163 of unamortized deferred financing costs associated with the extinguished debt. The revolving credit facility and the term loan are secured by substantially all of the Company’s assets, including, receivables, inventory, equipment, patents, trademarks, and intangibles.

The Company also has a revolving credit facility which provides for maximum outstanding borrowings of $12,500,000 and is payable in full semiannually in June and December; however, the Company may immediately re-borrow amounts repaid. The final maturity is December 2009. No amount was outstanding at December 31, 2004 and March 31, 2005. Interest on the revolving credit facility and the term loan is paid at one to six-month intervals through September 9, 2004 and six-month intervals thereafter (at the LIBOR rate plus “applicable margin” (4.76% at December 31, 2004 and 5.10% at March 31, 2005)).

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

The aggregate annual maturities of long-term debt subsequent to December 31, 2004 are as follows:

Years ending December 31:
2005	$3,574,060
2006	3,347,680
2007	3,114,440
2008	3,361,400
2009	3,711,260
Thereafter	14,694,120

$31,802,960

At December 31, 2004 and March 31, 2005, the Company had an outstanding interest rate swap agreement with a bank having a notional amount of $27,810,000. This swap agreement provides for the payment of interest based on a fixed rate of 2.3575% and expires in February 2006. The nature of the swap agreement changes variable rate debt to fixed rate debt. The interest rate differential paid or received under the swap is recognized over the term of the contract as adjustments are made to the effective yield of the underlying debt. Net interest expense (income) associated with the swap was approximately $248,000, $(25,000) and $92,000 for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, respectively.

(8)	Leases

The Company is obligated under various noncancellable operating leases primarily for automobiles and equipment. At December 31, 2004, minimum rental payments due under operating leases with original terms in excess of one year are as follows:

Year ending December 31:
2005	$149,757
2006	85,598
2007	49,069

Total minimum rental payments	$284,424

Total rent expense under operating leases was approximately $490,000, $116,000 and $120,000 for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, respectively. Taxes, insurance and maintenance expenses relating to all leases are also obligations of the Company.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(9)	Income Taxes

Total income taxes for the year ended December 31, 2004 are allocated as follows:

December 31, 2004
Income	$2,031,171
Stockholders’ equity, for increase in minimum pension liability and net unrealized gain on fair value of derivative	76,160

Total	$2,107,331

Income tax expense for the year ended December 31, 2004 consisted of the following:

December 31, 2004
Current tax expense:
Federal	$1,430,577
State	256,874

Total current tax expense	1,687,451

Deferred tax expense:
Federal	303,224
State	40,496

Total deferred tax expense	343,720

Total tax expense	$2,031,171

Income tax expense for financial reporting purposes differs from the expense determined by applying the federal statutory rate of 34% to income before income tax expense due primarily to the effects of nondeductible meals and entertainment and state income taxes.

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

The components of deferred tax assets and liabilities are as follows at December 31, 2004:

December 31, 2004
Deferred tax assets:
Accounts receivable allowances	$32,187
Inventory valuation	273,886
Liability accruals	261,895
Minimum pension liability	96,757

Total gross deferred tax assets	664,725

Deferred tax liabilities:
Property, plant, and equipment	466,437
Intangible assets, excluding goodwill	3,476,372
Goodwill	1,193,685
Unrealized gain on fair value of derivative	85,602

Total gross deferred tax liabilities	5,222,096

Net deferred tax liabilities	$(4,557,371)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2004.

(10)	Net Income Per Share

The following is a reconciliation of the numerators and denominators of the net income per share computations for the periods presented:

	Net income (numerator)	Shares (denominator)	Basic and diluted per share amount
Year ended December 31, 2004	$3,240,900	1,000	$3,241

Three-month period ended March 31, 2005	$1,469,361	1,000	$1,469

Three-month period ended March 31, 2004	$1,318,499	1,000	$1,318

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(11)	Pension and Other Postretirement Benefits

The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee’s compensation during the five years before retirement. The Company makes annual contributions to the plan. Benefits under the plan are payable to an employee after five years of service.

In addition to the Company’s defined benefit pension plan, the Company sponsors a defined benefit health care plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The plan is contributory with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles, coinsurance and copayments.

The following table sets forth the plans’ benefit obligations, fair value of plan assets, and funded status at December 31, 2004:

	December 31, 2004
	Pension benefits	Postretirement benefits
Benefit obligation at December 31	$(5,379,243)	(2,124,833)
Fair value of plan assets at December 31	4,826,377	—

Funded status	(552,866)	(2,124,833)

Unrecognized net loss	459,847	241,787
Minimum pension liability	(254,625)	—

Accrued benefit cost recognized in the consolidated balance sheet	$(347,644)	(1,883,046)

The accumulated benefit obligation for the pension plan was $5,174,021 at December 31, 2004.

Weighted average assumptions used to determine benefit obligations at December 31, 2004 were as follows:

	December 31, 2004
	Pension benefits	Postretirement benefits
Discount rate	6.00%	6.00%
Rate of compensation increase	3.00%	—

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

Weighted average assumptions used to determine net pension and postretirement benefits costs for the year ended December 31, 2004 were as follows:

	December 31, 2004
	Pension benefits	Postretirement benefits
Discount rate	6.25%	6.25%
Expected long-term rate of return on plan assets	9.00%	—
Rate of compensation increase	3.00%	—

Substantially all of the pension plan assets at December 31, 2004 are invested in mutual funds. The expected long-term rate of return is based exclusively on historical returns.

During 2004, the Company contributed $739,940 to the pension plan. The Company expects to contribute $760,000 to the pension plan in 2005.

The pension benefits expected to be paid in each year 2005-2009 are approximately $14,000, $37,000, $57,000, $61,000, and $76,000, respectively. The aggregate pension benefits expected to be paid in the five years from 2010-2014 are $1,107,000. The postretirement benefits expected to be paid in each year 2005-2009 are $22,722, $45,661, $65,422, $87,643, and $95,887, respectively. The aggregate postretirement benefits expected to be paid in the five years from 2010-2014 are $704,723. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligations at December 31 and include estimated future employee service.

For measurement purposes, a 14% annual rate of increase in the per capita cost of covered health care benefits was assumed for employees under age 65 for 2004. This rate was 13% for employees over age 65 for 2004. The rate was assumed to decrease gradually to 5.25% through 2013 for employees under age 65 and through 2012 for employees over age 65 and remain at that level thereafter.

The following components are included in net pension and postretirement benefit costs for the year ended December 31, 2004:

	2004
	Pension benefits	Postretirement benefits
Benefit cost	$698,747	305,196
Employer contribution	739,940	10,120
Plan participants’ contributions	—	1,301
Benefits paid	(20,974)	(11,421)

The Company also has established a 401(k) savings plan. The Company matches 100% of employee contributions up to the first 3% of an employee’s contribution and 50% of the next 3% of an employee’s contribution. The amount charged to the Company’s consolidated statements of income for its matching

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

contribution was $395,163, $132,489 and $116,065 for the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, respectively.

(12)	Business and Credit Concentrations

For the year ended December 31, 2004 and the three-month periods ended March 31, 2005 and 2004, the Company had sales to one significant customer of approximately $32,044,000 (32% of net sales), $8,657,000 (35% of net sales) and $7,800,000 (31% of net sales), of which approximately $3,473,000 and $3,572,263 was included in trade accounts receivable at December 31, 2004 and March 31, 2005, respectively.

The Company generally does not require collateral or other security to support its accounts receivable.

(13)	Related Party Transactions

The Company purchases certain raw materials and finished goods from its Parent Company and other Tetra affiliates. Total purchases from these related parties, including distribution costs and terminal fees, were approximately $29,297,000 for the year ended December 31, 2004, $7,271,000 and $7,028,000 for the three-month periods ended March 31, 2005 and 2004, of which $1,341,607 and $3,610,857 was due to affiliates at December 31, 2004 and March 31, 2005, respectively. The Company also sells certain of its products to the Parent and Tetra affiliates. Total sales made to these related parties were approximately $5,175,000 for the year ended December 31, 2004, $1,320,000 and $1,963,000 for the three-month periods ended March 31, 2005 and 2004, of which $927,334 and $982,643 was due from affiliates at December 31, 2004 and March 31, 2005, respectively.

(14)	Contingencies

From time to time, the Company is involved in litigation in the normal course of business. Management believes that any costs resulting from such litigation will not have a significant adverse effect on the Company’s financial condition, results of operations, or liquidity.

(15)	Quarterly Results of Operations (Unaudited)

The following is a summary of the unaudited quarterly results of operations for the year ended December 31, 2004.

	Quarter Ended
	March 31	June 30	September 30	December 31
Year ended December 31, 2004
Net sales	$24,955,591	25,272,094	24,899,772	24,480,476
Gross profit	8,907,099	9,083,373	8,495,211	9,044,328
Income before taxes	2,143,901	2,153,824	(137,843)	1,112,189
Net income	1,318,499	1,324,602	(84,774)	682,573
Net income per share – basic and diluted	1,318	1,325	(85)	683

(Continued)

TETRA HOLDING (US), INC.

AND SUBSIDIARY

Notes to Consolidated Financial Statements

Year ended December 31, 2004 and

three months ended March 31, 2005 and 2004

(Information as of March 31, 2005 and for the three-month

periods ended March 31, 2005 and 2004 is unaudited)

(16)	Subsequent Event

Effective April 29, 2005, the Parent and its affiliates including the Company were acquired by Spectrum Brands, Inc., a global consumer products company.